Exhibit 99.1

UTStarcom Announces Strategic Partnership for Internet TV with Cristar, a company under top China broadcaster, China Radio International

Company concurrently describes shifts in business model

BEIJING, CHINA — October 21, 2010 — UTStarcom, Inc. (Nasdaq: UTSI) the leading provider of IPTV and Internet TV technologies in China and Cristar Media (Beijing) Co., Ltd. (“Cristar”), a company controlled by China Radio International (hereafter “CRI”), the state-level broadcaster, today announced that they will enter into a strategic partnership that will take advantage of China’s “Three Network Convergence” policy to provide Internet TV services in China and abroad.  At the same time, UTStarcom’s new President and CEO, Jack Lu, took the opportunity to communicate a new strategy which sees three shifts in UTStarcom’s business model and the related role of the strategic partnership.

UTStarcom has signed agreements under which it will provide technology and service platforms to Cristar through entities affiliated with Stage Smart Limited (“Stage Smart”). UTStarcom is acquiring a 75% interest in Stage Smart for US$ 30 million.  The total consideration UTStarcom intends to pay to Stage Smart has two parts: 1) US$20 million will be paid in cash to Stage Smart in exchange for preferred stock and used as working capital by Stage Smart. 2) US$ 10 million in shares of UTStarcom’s common stock (the amount of UTStarcom shares to be paid will be calculated using the 30-day trailing average of the share price prior to the closing) will be paid to Smart Frontier Holdings Limited, Stage Smart’s only shareholder. In exchange for this two part consideration UTStarcom will own a majority of the outstanding ordinary shares and all of the preferred stock of Stage Smart, which gives it control of the entity.

The strategic partnership’s revenues are expected to come from technology and software licensing fees, subscription fees, as well as advertising. Although the investment is expected to dilute UTStarcom’s earnings for the initial 1 or 2 years of operation (while the subscriber base and advertizing fees are ramped up) it is expected to be accretive to earnings thereafter.

Speaking about the strategic partnership, UTStarcom President and CEO, Jack Lu, said, “This is a significant step in our evolving business model and a great example of how we intend to leverage our core IPTV technology to create new revenue streams for UTStarcom. It also shows how we will take advantage of the significant opportunities that are being created as China pushes “Three Network Convergence”. We expect these new revenues to be both more predictable and of higher margins than those generated by pure equipment sales.”

Mr. Jiaqiang Zheng Director of the Board of Cristar said, “This strategic partnership provides Cristar an excellent technology and service platform and the opportunity to bring our first class content to users in China, a portion of the 80 million overseas Chinese, as well as China watchers around the world.”

UTStarcom also took the opportunity of the announcement of the strategic partnership to describe three critical shifts in the Company’s business strategy:

•                  The first is a “return to China”. With the move of the operational headquarters to Beijing, the Company will be able to increase focus on the Chinese and Asian markets that drive its business, while improving internal communications and lowering costs.

•                  The second is “the pursuit of telecom and cable network customers in parallel.” Because UTStarcom’s core-IP technology can be applied across different kinds of networks, the Company can pursue opportunities with operators of other networks, the most promising of which are in China’s cable space.

•                  The third and final shift is “equipment AND services.” Because of Three Network Convergence in China and UTStarcom’s expertise in building and operating the technology & service platforms for IPTV and Internet TV, UTStarcom will see new opportunities to sell more end-to-end solutions to service providers in this space.

Mr. Lu continued saying, “Since assuming my new role, I have been working to articulate a concise description of UTStarcom’s business model. Because this strategic partnership reflects each of the three shifts we are seeing in our business strategy, it was an excellent catalyst to share more about the future of our business. I look forward to elaborating on this during our upcoming third-quarter earnings call.”

The closing of the acquisition of shares of Stage Smart is subject to customary closing conditions.  Formal establishment of the strategic partnership with Cristar is subject to customary conditions, including receipt of regulatory approvals. For more information on commitments entered into by UTStarcom, please see the Company’s 8-K filed with the SEC today.

About Three Network Convergence

“Three Network Convergence” is the name of a Chinese central government policy directed at improving the capabilities and effectiveness of voice/music, video and data communication services across all of the major communications networks: telecom, cable TV and broadband Internet. The Chinese central government targets to complete Three Network Convergence by 2015.

A report by the iChina Research Center, says that the Three Network Convergence related market will reach RMB 688 billion over the next three years, of which, RMB 249 billion will be spent on migration and construction of infrastructure for both telecom and cable networks, set-top boxes and content management and media service platforms, with the remaining RMB 439 billion generated through content demand and media consumption.

As of June 2010, data from China’s State Administration of Radio, Film and Television (“SARFT”) said there were 177 million households with cable TV; 74 million households with digital cable TV (30 million of which have two-way migration completed) and 2 million interactive cable TV households. At the same time, IDC forecasts the number of IPTV subscribers in China will be about 7 million by the end of this year and 10 million by the end of 2011.

In July of 2010, 12 Chinese cities and regions were selected as pilots for Three Network Convergence on a trial basis before national rollout. UTStarcom has already won contracts in some of the pilot cities to provide broadband access and interactive TV equipment and services.

About UTStarcom, Inc.

UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. The Company sells its solutions to operators in both emerging and established telecommunications and cable markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks.

Founded in 1991, listed in NASDAQ in 2000, the Company has its operational headquarters in Beijing, China, and research and development operations in China and India. For more information about UTStarcom, visit the Company’s Web site at http://www.utstar.com.

Cristar Media (Beijing) Co., Ltd.

Cristar Media (Beijing) Co., Ltd. is controlled by China Radio International (CRI). CRI is the only overseas radio broadcaster in the People’s Republic of China. It was founded on December 3, 1941 and is owned and operated by the state. CRI is one of the three central level media organizations in China along with China National Radio (CNR) and China Central Television (CCTV).

Forward-Looking Statements

This release includes forward-looking statements, including statements regarding the Company’s strategic partnership with Cristar, investment in Stage Smart, cost controls, transition to a new business model, the predictability and margin for any recurring revenue in the new business model, source of revenue in the strategic partnership, timing for the strategic partnership to be accretive and future business opportunities. These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. These uncertainties include the amount and timing of future revenues and profits, if any, to UTStarcom from the strategic partnership, the ability of the Company to meet the closing conditions for the Stage Smart investment, to obtain regulatory approvals necessary to establish the strategic relationship with Cristar, to realize anticipated results of operational improvements, to successfully transition to a new management team and headquarters location, to execute on its business plan, including identifying and obtaining new business opportunities, and to manage regulatory matters, including obtaining security clearances, future market conditions for IPTV and economic conditions in China and Asia generally, as well as risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form

10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. The Company is in a period of significant transition and in the conduct of its business is exposed to additional risks as a result. All forward-looking statements included in this release are based upon information available to the Company as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statement.

Company Contact:

Brion Tingler

Kreab Gavin Anderson

+8610 6505 9816

btingler@kreabgavinanderson.com